EXHIBIT 10.1

OMEGA FLEX, INC.

Phantom Stock Agreements

Schedule of Directors and Officers

As of March 31, 2007

Director/Officer	Type	Number	Grant Date	Grant Price	Maturity Date	Vesting Schedule

Duane E. Shooltz	Full Value	2,420	12/11/2006	$20.66	12/11/2010	3 years

Duane E. Shooltz	Full Value	454	03/05/2007	$22.02	03/05/2011	3 years

Dean W. Rivest	Full Value	1,135	03/05/2007	$22.02	03/05/2011	3 years